Exhibit 99.1

TXI COMPLETES SPIN-OFF OF CHAPARRAL STEEL

Dallas, Texas – July 29, 2005 - Texas Industries, Inc. (NYSE – TXI) today announced the completion of the separation of its steel operations from TXI through a pro-rata tax-free dividend of all the common stock of Chaparral Steel Company to TXI shareholders.  Common shares of Chaparral Steel Company will trade on the NASDAQ stock exchange under the symbol: CHAP.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregates, ready-mix concrete and concrete products.

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